UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2022 (March 29, 2022)

TransparentBusiness, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5224	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE:  The original filing incorrectly stated the nature of Frederic Garcia’s removal from the Board. Investors should rely solely on the disclosures set forth in this Form 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2022, The Board of Directors (“Board”) of TransparentBusiness, Inc., (the “Company”) elected Rosa G. Rios to serve on the Board effective March 17, 2022 and continuing until her replacement by the board of directors or shareholders, or resignation, if earlier.

Ms. Rios will be compensated in accordance with the Company’s existing director compensation policy.

There are no arrangements or understandings between Ms. Rios and any other persons pursuant to which she was selected as director.

Ms. Rios entered into a Panelist Agreement dated June 17, 2021, with a majority-owned subsidiary of the Company whereby Ms. Rios provided panelist services for cash payment of $135,000. The Company entered into an Advisory Service Agreement with Red River Associates, LLC, of which Ms. Rios is sole owner, for monthly cash payment of $15,000. Other than the foregoing, there are no transactions involving the Company and Ms. Rios that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

On March 18, 2022, Frederic Garcia was removed from his position as a member of the Board from the Company. There were no disagreements between such resigning director relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPARENTBUSINESS, INC.,

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: March 29, 2022

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